UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2016

Northern Power Systems Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

British Columbia	000-55184	98-1181717
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

29 Pitman Road, Barre, Vermont		05641
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	802-461-2955

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 10, 2016, Northern Power Systems Corp. (the "Company") re-aligned its leadership as part of its previously announced decision to focus its business on delivering solutions for a range of distributed energy customers. As part of this transition, the Board of Directors has eliminated the office of chief executive and formed an office of the president and chief operating officer leading the Company in this more focused direction.

Troy Patton, up until this date the Company’s chief executive officer, will remain an integral member of the Company’s Board of Directors and will continue to provide corporate development and business advisory services to the Company's Board.

Ciel Caldwell, the Company’s current senior vice president for operations and finance, will assume leadership of the Company as the president and chief operating officer, while continuing to serve as the Company’s principal financial officer.

Item 8.01 Other Events.

On August 10, 2016, the Company issued a press release regarding the matters described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Report:

99.1 Press Release dated August 10, 2016, issued by Northern Power Systems Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Power Systems Corp.

August 10, 2016	By:	/s/ Ciel R. Caldwell

Name: Ciel R. Caldwell
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 10, 2016, issued by Northern Power Systems Corp.